Exhibit 10.12

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality.  Such omitted portions, which are marked with brackets [] and an asterisk*, have been separately filed with the Commission.

Sixth AMENDMENT TO Royalty AGREEMENT

This Sixth AMENDMENT TO Royalty AGREEMENT (this “Amendment”) is entered into as of February 22, 2016 by and among Unilife Medical Solutions, Inc., a Delaware corporation (“Unilife”) and Royalty OPPORTUNITIES S.À R.L, a Luxembourg société à responsabilité limitée (together with its Affiliates, successors, transferees and assignees, “ROS”).

WHEREAS, Unilife and ROS are party to that certain Royalty Agreement, dated as of March 12, 2014 (as amended from time to time, the “Royalty Agreement”), pursuant to which Unilife granted to ROS a royalty on the terms set forth therein;

WHEREAS, Unilife and ROS Acquisition Offshore LP, a Cayman Islands exempted limited partnership (the “Lender”) are party to that certain Credit Agreement, dated as of March 12, 2014 (as amended from time to time, the “Credit Agreement”), pursuant to which the Lender has extended credit to Unilife on the terms set forth therein; and

WHEREAS, Unilife and ROS have agreed to amend the Royalty Agreement, upon the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.Definitions; Loan Document.  Capitalized terms used herein without definition shall have the meanings assigned to such terms in the Royalty Agreement and, to the extent not defined therein, in the Credit Agreement.  This Amendment shall constitute a Loan Document for all purposes of the Credit Agreement and the other Loan Documents.  Each reference to “hereof”, “hereunder”, “herein” and “hereby” and each other similar reference and each reference to “this Agreement” and each other similar reference contained in the Royalty Agreement shall, after this Amendment becomes effective, refer to the Royalty Agreement as amended hereby.

2.Amendments.  Section 2.1(b) is hereby amended by adding the following sentence at the end of Section 2.1(b):

Notwithstanding the foregoing, solely the portion of any Royalty Payment based on Net Sales that is comprised of (1) the $20,000,000 license fee payable by Amgen Inc. to the Borrower on the date hereof, and (2) the proceeds of the convertible notes issued by Holdings and the Borrower to Amgen Inc. pursuant to that certain Securities Purchase Agreement, dated as of February 22, 2016, among the Borrower, Holdings and Amgen Inc. in an aggregate principal amount of

$55,000,000, shall be waived.  Notwithstanding the foregoing, solely the portion of any Royalty Payment based on Net Sales that is comprised of the following revenues (other than, for clarity, revenues described in clauses (1) and (2) above): (i) revenues received by the Borrower from Amgen Inc. on or after February 22, 2016, or (ii) revenues received by the Borrower in respect of any biologic or pharmaceutical product in which Amgen Inc. or any Affiliate thereof has an economic interest or which Amgen Inc. or any Affiliate now or hereafter is developing or commercializing (either alone or in collaboration with third parties) (each, an “Amgen Product”), but for the avoidance of doubt, excluding any revenues received by the Borrower in respect of any agreement entered into by Borrower or any of its Affiliates prior to the date hereof or involving any biologic or pharmaceutical product that was not an Amgen Product at the time the Borrower or any of its Affiliates entered in to the applicable agreements with respect to such product, shall be due and payable within 30 days after the end of the Fiscal Quarter in which the first sale by the Borrower or any other Person of a commercial quantity of devices developed, manufactured or produced by the Borrower or any Affiliate thereof or otherwise using intellectual property licensed to Amgen Inc. or any of its Affiliates by the Borrower or any of its Affiliates occurs for use with an Amgen Product.

3.Conditions to Effectiveness of Amendment.  This Amendment shall become effective upon receipt by:

(a)ROS of a counterpart signature to this Amendment duly executed and delivered by Unilife,

(b)ROS or its counsel of reimbursement for all fees and out-of-pocket expenses incurred by ROS in connection with this Amendment and all other like expenses remaining unpaid as of the date hereof,

(c)ROS of the payment of the Royalty Payments deferred pursuant to prior amendments to the Royalty Agreement,

(d)the Borrower of $20,000,000 in cash as a license fee from Amgen Inc., and

(e)the Borrower of $30,000,000 gross proceeds of convertible notes issued by Holdings to Amgen Inc.

4.Expenses.  Unilife agrees to pay on demand all expenses of ROS (including, without limitation, the fees and out-of-pocket expenses of Covington & Burling LLP, counsel to ROS, and of local counsel, if any, who may be retained by or on behalf of ROS) incurred in connection with the negotiation, preparation, execution and delivery of this Amendment and all other expenses of ROS remaining unpaid as of the date hereof.

5.Representations and Warranties.  Unilife represents and warrants to ROS as follows:

(a)After giving effect to this Amendment, the representations and warranties of Unilife contained in the Royalty Agreement, except as disclosed in the Disclosure Schedule dated the date hereof and delivered to ROS, (i) with respect to representations and warranties that contain a materiality qualification, be true and correct in all respects on and as of the date hereof, and (ii) with respect to representations and warranties that do not contain a materiality qualification, be true and correct in all material respects on and as of the date hereof, and except that the representations and warranties limited by their terms to a specific date shall be true and correct as of such date.

(b)After giving effect to this Amendment, no Royalty Event of Default has occurred or is continuing.

(c)(i) Unilife has taken all necessary action to authorize the execution, delivery and performance of this Amendment; (ii) this Amendment has been duly executed and delivered by Unilife and constitutes Unilife’s legal, valid and binding obligation, enforceable in accordance with its terms (except, in any case, as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by principles of equity), and (iii) no authorization or other action by, and no notice to or filing with, any Governmental Authority or other Person is required for the due execution, delivery or performance by Unilife of this Amendment.

6.No Implied Amendment or Waiver.  Except as expressly set forth in this Amendment, this Amendment shall not, by implication or otherwise, limit, impair, constitute a waiver of or otherwise affect any rights or remedies of ROS under the Royalty Agreement or the other Loan Documents, or alter, modify, amend or in any way affect any of the terms, obligations or covenants contained in the Royalty Agreement or the other Loan Documents, all of which shall continue in full force and effect.  Nothing in this Amendment shall be construed to imply any willingness on the part of ROS to agree to or grant any similar or future amendment, consent or waiver of any of the terms and conditions of the Royalty Agreement or the other Loan Documents.

7.Reaffirmation of Security Interests.  Subject to the Intercreditor Agreement, dated February 22, 2016, among Amgen Inc., Lender and ROS, the Credit Obligors (i) affirm that each of the security interests and liens granted in or pursuant to the Loan Documents are valid and subsisting and (ii) agree that this Amendment shall in no manner impair or otherwise adversely affect any of the security interests and liens granted in or pursuant to the Loan Documents.

8.Reaffirmation of Guarantee.  Each Guarantor (a) acknowledges and consents to all of the terms and conditions of this Amendment, (b) affirms all of its obligations under the Loan Documents and (c) agrees that this Amendment and all documents executed in connection herewith do not operate to reduce or discharge the Guarantor’s obligations under the Loan Documents.

9.Waiver and Release.  TO INDUCE ROS TO AGREE TO THE TERMS OF THIS AMENDMENT, Unilife REPRESENTS AND WARRANTS THAT AS OF THE DATE HEREOF THERE ARE NO CLAIMS OR OFFSETS AGAINST OR RIGHTS OF

RECOUPMENT WITH RESPECT TO OR DEFENSES OR COUNTERCLAIMS TO ITS OBLIGATIONS UNDER THE LOAN DOCUMENTS AND IN ACCORDANCE THEREWITH IT:

(a)WAIVES ANY AND ALL SUCH CLAIMS, OFFSETS, RIGHTS OF RECOUPMENT, DEFENSES OR COUNTERCLAIMS, WHETHER KNOWN OR UNKNOWN, ARISING PRIOR TO THE DATE HEREOF; AND

(b)RELEASES AND DISCHARGES ROS, ITS AFFILIATES AND ITS AND THEIR OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, SHAREHOLDERS AND ATTORNEYS (COLLECTIVELY THE “RELEASED PARTIES”) FROM ANY AND ALL OBLIGATIONS, INDEBTEDNESS, LIABILITIES, CLAIMS, RIGHTS, CAUSES OF ACTION OR DEMANDS WHATSOEVER, WHETHER KNOWN OR UNKNOWN, SUSPECTED OR UNSUSPECTED, IN LAW OR EQUITY, WHICH Unilife EVER HAD, NOW HAS, CLAIMS TO HAVE OR MAY HAVE AGAINST ANY RELEASED PARTY ARISING PRIOR TO THE DATE HEREOF AND FROM OR IN CONNECTION WITH THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY.

10.Counterparts; Governing Law.  This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of such when so executed and delivered shall be an original, but all of such counterparts shall together constitute but one and the same agreement.  Delivery of an executed counterpart of a signature page of this Amendment by fax transmission or other electronic mail transmission (e.g., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Amendment.  THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

Unilife Medical Solutions, Inc.

By:	/s/ John Ryan
Name: John Ryan
Title: Senior Vice President, General Counsel and Secretary

ROYALTY OPPORTUNITIES S.À R.L By OrbiMed Advisors LLC, its investment manager

By:	/s/ Samuel D. Isaly
Name: Samuel D. Isaly
Title: Managing Member

Acknowledged and agreed:

EXECUTED as a deed by each Australian Subsidiary

Unilife Cross Farm LLC		Unilife Corporation

By	/s/ John Ryan	By:	/s/ John Ryan
	Name: John Ryan		Name: John Ryan
	Title: Senior Vice President, General Counsel and Secretary		Title: Senior Vice President, General Counsel and Secretary

Executed by Unilife Medical Solutions Pty Limited in accordance with Section 127 of the Corporations Act 2001
/s/ Alan Shortall	/s/ Ramin Mojdeh
Signature of director Alan Shortall	Signature of director Ramin Mojdeh
Name of director (print)	Name of director (print)

Executed by Unitract Syringe Pty Ltd in accordance with Section 127 of the Corporations Act 2001
/s/ Alan Shortall	/s/ Ramin Mojdeh
Signature of director Alan Shortall	Signature of director Ramin Mojdeh
Name of director (print)	Name of director (print)

Disclosure Schedule February 22, 2016

Pursuant to the (i) Eighth Amendment to the Credit Agreement dated as of February 22, 2016 (the “Credit Amendment”), by and between Unilife Medical Solutions, Inc., a Delaware corporation (the “Company”) and ROS Acquisition Offshore LP (the “Lender”); and (ii) Sixth Amendment to Royalty Agreement dated as of February 22, 2016 (the “Royalty Amendment” and together with the Credit Amendment, the “Amendments”), by and between the Company and Royalty Opportunities S.A R.L, (“ROS”), the Company hereby provides to the Lender and ROS these disclosures (“Disclosures”) to modify the representations and warranties made and referenced in the Amendments.

Inclusion of any item in these Disclosures (i) except to the extent expressly stated in these Disclosures, does not represent a determination by the Company that such item is “material,” nor shall it be deemed to establish a standard of materiality; (ii) does not represent a determination by the Company that such item did not arise in the ordinary course of business; and (iii) shall not constitute or be deemed to be an admission to any third party concerning any item set forth herein. Any disclosures made in this Disclosure Schedule with respect to a section of the Credit Agreement (as defined in the Credit Amendment), shall be deemed to qualify such section specifically referenced and any other section to the extent that it is reasonably apparent that such disclosure also pertains to such other section.

Except as otherwise limited herein, all information and disclosures made herein are made as of the date of the Amendments. Terms not otherwise defined herein will have the definitions set forth in the Credit Agreement.

•

With respect to Section 6.6 of the Credit Agreement, please see the Company’s most recent Form 10‐Q filed with the Securities and Exchange Commission (“SEC”) on February 10, 2016 and the Form 8‐Ks filed since that date.

•	With respect to Section 6.14 of the Credit Agreement, please see the liquidity discussion in the Company’s most recent Form 10‐Q filed with the SEC on February 10, 2016.
•	[]*
•	An updated schedule 6.15(a) of the Credit Agreement has been provided separately to the Lender.
•	With respect to Section 6.19 of the Credit Agreement, please see the Company’s Form 8‐K filed on October 7, 2015 describing a loan from the Company’s CEO.
•	With respect to Section 6.7 of the Credit Agreement, please see the litigation and contingency disclosures in the Company’s most recent Form 10‐Q filed with the SEC on February 10, 2016.
•	With respect to Section 6.9, mechanics liens have been filed on the Company’s York, Pennsylvania premises by Company contractors and subcontractors.
•

Unilife received notice from an equipment provider dated October 9, 2015 that the Company is past due on a purchase order and that the nonpayment constitutes a default under the purchase order. The Company expects to use proceeds from the transactions contemplated by the Amendments to make payment on the purchase order.

•	A supplier filed a complaint against the Company on December 18, 2015 for non‐payment of invoices. The Company has since paid the amount owed.
•	The Company is late and in default under a purchase order with one of its suppliers. The Company maintains communications with the supplier and no further action has been taken to date.
•

With respect to Section 6.11, the Company adopted a severance pay plan governed by the Employee Retirement Income Security Act of 1974 that provides for the payment of welfare benefits to certain terminated employees.

•	In connection with the transactions contemplated by the Amendments, the Company and its Affiliates have granted a security interest in and a lien on the Amgen Collateral.
•	Notification and waiting requirements under the Hart‐Scott‐Rodino Antitrust Improvements Act of 1976, as amended, as applicable.
•	Litigation filed on September 11, 2015 by Biodel, Inc. and related Demand for Commercial Arbitration filed November 6, 2015.
•	Litigation filed on January 25, 2016 against E. Furman.
•	Administrative claim before the Pennsylvania Human Relations Commission filed on September 29, 2015 by a former employee/machine operator.
•

The Company may not have provided copies of Material Agreements within the timeframe set forth in the Credit Agreement. Copies of Material Agreements have been noted and delivered separately to the Lender.